Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Rackspace Hosting, Inc. for the year ended December 31, 2013 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Graham Weston, as Principal Executive Officer of Rackspace Hosting, Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge, the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Rackspace Hosting, Inc.

Date:	March 3, 2014	By:	/s/ Graham Weston
Graham Weston
Chief Executive Officer and Chairman
(Principal Executive Officer)